UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-23071	31-1241495
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

915 Secaucus Road, Secaucus, New Jersey, 07094
(Address of Principal Executive Offices) (Zip Code)

(201) 558-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2007, The Children’s Place retail Stores, Inc. (the “Company”) received a Nasdaq Staff Determination letter from the Nasdaq Stock Market. The letter states that because the Company has not filed its Form 10-Q for the fiscal second quarter of 2007 with the Securities and Exchange Commission, Nasdaq, pursuant to Marketplace Rule 4310(c)(14), has an additional basis for delisting the Company's securities from The Nasdaq Global Select Market.

The Company anticipated receipt of this notice since, as previously announced, it received previous determination letters indicating that the Company was not in compliance with the filing requirements for continued listing due to the Company's inability to file its Quarterly Reports on Form 10-Q for the second quarter ended July 29, 2006, the third quarter ended October 28, 2006, the first quarter ended May 5, 2007, and its annual report on Form 10-K for the fiscal year ended February 3, 2007.

Separately, the Board of Directors of the Nasdaq Stock Market recently notified the Company that it has until November 14, 2007, to file all of its delinquent periodic reports to regain compliance with Rule 4310(c)(14). If the Company has not regained compliance by November 7, 2007, the Company will need to explain to the Nasdaq Staff the reasons for its inability to do so, in order for the Nasdaq Board to consider whether any further extension is warranted. There is no assurance that the Company will be able to meet the new deadline, and if it does not, there is no assurance that the Nasdaq Board will grant the Company additional time to become compliant. If the Company fails to come into compliance by November 15th or any extended deadline, the Company anticipates that its shares will be delisted.

On September 20, 2007 the Company issued a press release announcing receipt of the Nasdaq Staff Determination letter.

[SIGNATURE BLOCK FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

	By	/s/ Susan Riley
	Name:	Susan Riley
	Title:	Executive Vice President, Finance and Administration

Dated: September 20, 2007